As filed with the U.S. Securities and Exchange Commission on December 13, 2013
Commission No. 333-162417

U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment #3
FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

New Energy Technologies, Inc.
(Exact name of registrant as specified in its charter)

Nevada	3674	59-3509694
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code number)	Identification No.)

New Energy Technologies, Inc. 10632 Little Patuxent Parkway, Suite 406 Columbia, MD 21044 (800) 213-0689	John A. Conklin 10632 Little Patuxent Parkway, Suite 406 Columbia, MD 21044 (800) 213-0689
(Address and telephone number of principal executive offices)	(Name, address and telephone number of agent for service)

Copies to:
Joseph Sierchio, Esq.
Sierchio & Company, LLP
430 Park Avenue
Suite 702
New York, New York 10022
Telephone: (212) 246-3030
Facsimile: (212) 246-3039

Approximate date of commencement of proposed sale to the public: Not applicable.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the 1933 Act, please check the following box and list the 1933 Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the 1933 Act, check the following box and list the 1933 Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the 1933 Act, check the following box and list the 1933 Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment (this “Post-Effective Amendment”) to registration statement No. 333-162417 on Form S-1 (the “Registration Statement”) initially filed with the Securities and Exchange Commission (the “SEC”) on October 9, 2009, by New Energy Technologies, Inc., a Nevada corporation (the “Company”), and originally declared effective on May 28, 2010 (and as subsequently amended), is being filed to terminate the Registration Statement and deregister all unsold securities of the Company that were registered under the Registration Statement. Pursuant to the Registration Statement, an aggregate of 3,350,004 shares of common stock were registered for resale by the selling shareholders named therein. The Company hereby removes from registration by means of this Post-Effective Amendment any securities that remain unsold under the Registration Statement as of the date hereof.

The Company is terminating the Registration Statement and deregistering any remaining securities registered but unsold under the Registration Statement in accordance with an undertaking made by the Company in Part II of the Registration Statement to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

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SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for the filing of this registrant's registration statement on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on December 13, 2013.

New Energy Technologies, Inc.

By:	/s/ John A. Conklin
Name:	John A. Conklin
Title:	President and Chief Executive Officer, Chief Financial Officer
(Principal Executive Officer, Principal Accounting Officer and Principal Financial Officer) and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Dated: December 13, 2013	By:	/s/ John A. Conklin
	Name:	John A. Conklin
	Title:	President and Chief Executive Officer, Chief Financial Officer
(Principal Executive Officer, Principal Accounting Officer and Principal Financial Officer) and Director

Dated: December 13, 2013	By:	*
	Name:	Alastair Livesey
	Title:	Director

Dated: December 13, 2013	By:	*
	Name:	Joseph Sierchio
	Title:	Director

	* By:	/s/ John A. Conklin
John A. Conklin
Attorney-in-fact

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